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                                                                    EXHIBIT 23.1


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 1997, in the Registration Statement (Form S-3) and related Prospectus of Shelby Williams Industries, Inc. for the registration of 2,300,000 shares of its common stock.


                                       /s/ ERNST & YOUNG LLP


Atlanta, Georgia
March 3, 1997